EX-31 Rule 13a-14(d)/15d-14(d) Certifications.


I, Helaine M. Kaplan, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the COMM 2015-CCRE22 Mortgage Trust (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Wells Fargo Bank, National Association, as Master Servicer, LNR Partners, LLC, as Special Servicer, Wilmington Trust, National Association, as Trustee, Park Bridge Lender Services LLC, as Operating Advisor, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant, National Tax Search, LLC, as Servicing Function Participant, KeyBank National Association, as Primary Servicer for the 26 Broadway Mortgage Loan, Rialto Capital Advisors, LLC , as Special Servicer for the 26 Broadway Mortgage Loan, Wells Fargo Bank, National Association, as Trustee and Certificate Administrator for the 26 Broadway Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the 26 Broadway Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the 26 Broadway Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Patriots Park Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the Patriots Park Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Patriots Park Mortgage Loan, Wells Fargo Bank, National Association, as Certificate Administrator for the Patriots Park Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Patriots Park Mortgage Loan, TriMont Real Estate Advisors, Inc., as Trust Advisor for the Patriots Park Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the Patriots Park Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for the Patriots Park Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the 3 Columbus Circle Mortgage Loan, CWCapital Asset Management LLC, as Special Servicer for the 3 Columbus Circle Mortgage Loan, Wilmington Trust, National Association, as Trustee for the 3 Columbus Circle Mortgage Loan, Wells Fargo Bank, National Association, as Certificate Administrator for the 3 Columbus Circle Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the 3 Columbus Circle Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the 3 Columbus Circle Mortgage Loan, Wells Fargo Bank, National Association , as Primary Servicer for the 100 West 57th Street Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the 100 West 57th Street Mortgage Loan, Wilmington Trust, National Association, as Trustee for the 100 West 57th Street Mortgage Loan, Wells Fargo Bank, National Association, as Certificate Administrator for the 100 West 57th Street Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the 100 West 57th Street Mortgage Loan, Pentalpha Surveillance LLC, as Trust Advisor for the 100 West 57th Street Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the 100 West 57th Street Mortgage Loan, and National Tax Search, LLC, as Servicing Function Participant for the 100 West 57th Street Mortgage Loan.



        Dated: March 22, 2017


        /s/ Helaine M. Kaplan


        President
        (senior officer in charge of securitization of the depositor)